MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING (MOU) is made as of this ____ day of December, 2004, by and between AirGATE Technologies Inc., ("AGTI"), a Texas Corporation, with offices at 100 Allentown Parkway, Suite 110, Allen, Texas 75002, and BORDEN Chemical Inc., ("BORDEN") a New Jersey corporation, with offices at 15115 Park Row, Suite 160, Houston, Texas 77084.

                                   BACKGROUND

AGTI is engaged in the development and sale of Wireless and Radio Frequency Identification (RFID) technology, including software, hardware and professional services. BORDEN Chemical is engaged in the development and sale of commercial adhesive and resin based products including oilfield products including resin and coated sand manufacturing ("proppant"). Based on AGTI's experience in wireless and RFID technology and services, BORDEN desires to retain the services of AGTI to render such services on the terms and conditions set forth below.

WHEREAS, AGTI has agreed to develop and test in phases detailed herein, a *** via the use of *** and other applicable technologies, for use with Borden's products, including but not limited to oilfield products that are marketed for use in a *** (the "Work Product"); and

IN CONSIDERATION of the mutual benefits to the respective parties, the parties agree as follows:

1.0      SCOPE OF WORK

AGTI and BORDEN shall work together, as appropriate, on the Work Product as mutually agreed upon, including, but not limited to the following specific Work Product activities:

1.1. Phase I -- Proof of Concept -- Milestones & Deliverables BORDEN and AGI will jointly agree upon the milestones and due dates for Phase I, which will include the following:

-        Creation of work plan
-        ***
-        ***
-        ***
-        ***
-        ***
-        ***
-        ***
-        ***
-        ***
-        ***
-        ***

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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1.2.              Phase II -- Milestones  and  Deliverables  BORDEN and AGI will jointly agree upon the milestones and due dates for Phase II, which will include the following:

-        ***
-        ***
-        ***
-        Lab testing of Prototypes
-        Field Testing of Prototypes

1.3. Phase III -- Milestones and Deliverables BORDEN and AGI will jointly agree upon the milestones and due dates for Phase III, which will include the following:

         -        Commercialization of Prototypes

1.4. Prior to the beginning of each phase, BORDEN and AGTI will jointly determine and agree upon the milestones and due dates, and, in the case of Phase II and Phase III, the projected budget for each phase and the due dates for final payment of the remaining balances.

1.5. The parties agree that the completion due dates for Phase I is six (6) months from the agreed beginning of Phase I.

2.0      DUTIES

AGTI agrees to perform all services defined in the Scope of Work. Phase II and Phase III will not begin until authorized by BORDEN. Phase I will begin upon the authorization of a purchase order from BORDEN and receipt of payment.

AGTI agrees that at the close of business on the 4th Friday of each month, AGTI will fax a signed weekly status report to BORDEN or to such other representatives as BORDEN may designate, outlining the following items: list of work items for the month then ending, deliverables and accomplishments for each of the work items and an itemized list costs applied against the budget.

3.0      COMPENSATION

BUDGET. Unless otherwise agreed as part of part of the budget for each Phase, the parties agree that BORDEN shall bear the development cost for the Work Product. Prior to the beginning of each Phase the parties shall jointly establish the reasonable budget for that Phase and the timelines and milestones within each Phase. As part of such discussions the parties will agree to what extent and under what terms AGTI will contribute to or control the development costs in exchange for a royalty of between 2% to 5% to be paid by BORDEN on the revenues BORDEN realizes from the commercialization of the Work Product during the first five years after commercialization. In the negotiations concerning the amount of and terms for royalties the parties shall consider both AGTI's contribution to the budget for those Phases and the scope of the work AGTI performs under those Phases. If AGTI contributes 50% to the costs of Phases II and III then the target royalty rate that the parties shall negotiate shall be


***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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5%.  If AGTI's  contribution  to the costs of Phases II and III is less than 50%
then the target royalty rate shall be equal to 2% plus the percentage of AGTI's contribution times .06. Unless otherwise agreed, BORDEN will contribute 100% of the agreed budget in cash payable 50% at the beginning of the Phase and the remainder payable by monthly installments over the term of the Phase, calculated by dividing the remaining budget for the Phase by the number of months scheduled to complete the Phase. It shall be AGTI's responsibility to complete the Scope of Work within each Phase within the budget. AGTI shall be entitled to no additional compensation unless agreed to in advance in writing by BORDEN.

No royalty shall be payable by BORDEN unless the parties proceed jointly to Phase II and Phase III and the Work Product is successfully commercialized. If AGTI successfully completes Phase I and BORDEN fails to include AGTI in Phases II and III, but nevertheless achieves successful commercialization of the Work Product through other means or sources, then at the end of the first year following successful commercialization BORDEN shall pay AGTI an opportunity fee of $180,000, to compensate AGTI for the loss of a royalty opportunity.

The parties agree that the budget for Phase I shall be $300,000, payable $150,000 within 30 days after the date hereof and the remainder to be paid in 5 equal installments of $30,000 each on the last day of each month commencing with month 2 of Phase I. AGTI shall prepare and maintain good and accurate records demonstrating its actual costs for performing the Scope of Work in Phase I, including but not limited to time sheets or logs, receipts, invoices, purchase orders, vouchers and other books and records. Supplies, materials, rentals, travel expenses and subcontracted employees shall be charged to the budget at AGTI's actual out of pocket costs. AGTI labor shall be charged to the budget at the hourly rates listed in Exhibit A. Overhead, such as telephone, postage, electricity, accounting and clerical help and the general use of computers and office machines shall be included in AGTI's hourly rate. AGTI shall give BORDEN an accounting of its total costs at the end of Phase I and access to all supporting books and records. In the event that AGTI's total cost of performing the Scope of Work for Phase I is less than $250,000 then the budget for Phase I shall be adjusted so the total amount payable to AGTI is equal to AGTI's costs, plus 20%, and any excess paid by Borden shall be refunded by Borden. There shall be no adjustments for any increase in costs above $250,000.

4.0      TERM.

The term of this MOU shall commence on the date hereof and expire upon the termination of this MOU in accordance with Section 5.

5.0      TERMINATION.

This MOU may be terminated as follows:

(a)      By Borden upon thirty (30) days written notice;

(b) By either party upon the delivery to the other party (the "Breaching Party") of written notice to such effect if (i) the Breaching Party has breached any of its material obligations under this MOU and (ii) the breach has not been cured within thirty (30) days after the receipt by the Breaching Party of written notice to such effect;

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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(c)      By Borden upon  delivery  of written  notice to such effect if (i) AGTI has failed to achieve any material mutually agreed milestone by the agreed date, but with due allowance for unavoidable and unforeseen delays and (ii) AGTI has not cured such failure within thirty (30) days after its receipt of written notice of such failure;

(d) By either party upon the delivery to the other party (the "Bankrupt Party") of written notice to such effect if (i) the Bankrupt Party has filed, or consented by answer or otherwise to the filing against the Bankrupt Party of, a petition for relief or reorganization or liquidation (in connection with a bankruptcy or insolvency proceeding) or taken advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) the Bankrupt Party has made a general assignment for the benefit of its creditors, or consented to the appointment of a custodian, receiver, trustee or other officer with similar powers for the Bankrupt Party or for any material part of the Bankrupt Party's properties, (iii) a court or governmental authority of competent jurisdiction has, without the consent of the Bankrupt Party, appointed a custodian, receiver, trustee or other officer with similar powers with respect to the Bankrupt Party, (iv) an order for relief has been entered against the Bankrupt Party in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation (in connection with a bankruptcy or insolvency proceeding) of the Bankrupt Party or (v) any petition of any such relief has been filed against the Bankrupt Party and the petition has not been dismissed within 90 calendar days after the filing;

(e) By BORDEN upon the delivery to AGTI of written notice to such effect if AGTI has acquired control of, or become controlled by or under common control with, any competitor of BORDEN.

6.0      EFFECT OF TERMINATION.

Upon termination of this MOU, neither party shall have any further rights or obligations hereunder, except that (i) the provisions of Sections 7 and 8 shall survive such termination, (ii) any equipment loaned by BORDEN pursuant to
Section 10 shall be returned to BORDEN, and (iii) if the termination is for reasons other than a breach by AGTI pursuant to clause (b) or (c) of Section 5, BORDEN shall pay AGTI all installments of compensation earned to the date of termination.

7.0      COVENANT OF NONDISCLOSURE.

AGTI shall not, at any time during or after the term of this MOU, in any manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation or other entity, or use for his own benefit or for the benefit of any other person, firm, corporation or other entity, and not for the benefit of BORDEN, any information acquired from Border or its affiliates, without the


***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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express prior written consent of an authorized  executive  officer of BORDEN, as more fully set forth in a certain Non-disclosure Agreement between BORDEN and AGTI dated July 29, 2004.

8.0      RIGHTS TO WORK; LICENSE TO AGTI.

The parties acknowledge that the Work Product created by AGTI for BORDEN pursuant hereto is being created at the insistence of BORDEN.

BORDEN hereby owns and AGTI hereby grants, assigns and conveys to BORDEN all right, title and interest in and to all inventions, discoveries, prototypes, programs, specifications, documentation and all other technical information prepared by AGTI, either solely or jointly with BORDEN and/or others, in connection with this MOU, including but not limited to all Work Product, as well as all works of authorship, trade secrets and other proprietary data and all other materials (as well as the copyrights, patents, trade secrets and similar rights attendant hereto) conceived, reduced to practice, authored or developed by AGTI, either solely or jointly with BORDEN and/or others, including but not limited to BORDEN, during and in connection with this MOU (collectively the "BORDEN Owned Technology").

AGTI agrees that it will not seek patent, copyright, trademark, registered design or other protection for any rights in the BORDEN Owned Technology, including works of authorship, proprietary data or other materials related thereto. AGTI shall have no right to disclose or use any such inventions, works of authorship, trade secrets and proprietary data or other materials related to the BORDEN Owned Technology and shall not communicate to any third party the nature of or details relating to the BORDEN Owned Technology, works of authorship, proprietary data or other materials. AGTI agrees that at BORDEN's expense, AGTI shall do all things and execute all documents as BORDEN may reasonably require to vest in BORDEN or its nominees the rights referred to herein and to secure for BORDEN or its nominees all patent, trademark, and trade secret copyright protection related to the BORDEN Owned Technology. AGTI's obligations under this Section 8 shall survive expiration or termination of the MOU and any amendments thereto. Furthermore, AGTI hereby irrevocably waives all rights in and to the BORDEN Owned Technology created or developed hereunder.

BORDEN shall have the right to use the BORDEN Owned Technology, any part or parts thereof, or none of the BORDEN Owned Technology, as it sees fit. BORDEN may alter the BORDEN Owned Technology, add to it, or combine it with any other work or works, at its sole discretion. Notwithstanding the foregoing, all original material submitted by AGTI as part of the Work Product, including but not limited to designs, prototypes, test results, programs, listings, printouts, documentation, notes, flow charts, and programming aids, shall be the property of BORDEN whether or not BORDEN uses such material.

Title to all material and documentation, including but not limited to, systems specifications furnished by BORDEN to AGTI or delivered by BORDEN into AGTI's possession shall remain with BORDEN. AGTI shall immediately return all such material or documentation within seven (7) days of any request or upon the termination or conclusion of this engagement under this MOU, whichever shall occur first.


***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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Whenever  an  invention  or  discovery  is  made  by AGTI  either  solely  or in collaboration with others, including employees of BORDEN, under or relating, in any manner, to this MOU, AGTI shall promptly give BORDEN written notice thereof and shall furnish BORDEN with complete information thereon including, as a minimum, (1) a complete written disclosure of each such invention and (2) information concerning the date and identity of any public use, sale or publication of such invention known to AGTI. As used herein, the terms (1) "invention" or "invention or discovery" includes any art, machine, manufacture, design or composition of matter or any new and useful improvement regarding the Work Product where it is or may be patentable under the patent laws of the United States or of any foreign country; and (2) "made," when used in relation to any invention or discovery, means the conception of the first actual or constructive reduction to practice of such invention.

Subject to the terms of this MOU, BORDEN hereby grants, and AGTI hereby accepts, a royalty bearing, exclusive right and license, to use the BORDEN Owned
Technology to make, use, offer for sale and sell products or services in the following RFID wireless applications (i) track and trace assets, especially within buildings and underground enclosures, (ii) track and trace people, especially within buildings and underground enclosures and (iii) track and trace cattle (the "AGTI Field of Use"). Notwithstanding anything else to the contrary in this MOU, and except for the rights and licenses granted to AGTI in the previous sentence, BORDEN retains all right, title and interest in and to the BORDEN Owned Technology. In the event AGTI recognizes an opportunity to employ the BORDEN Owned Technology for additional uses or applications outside of oil field use or other uses then being practiced or contemplated by BORDEN, AGTI and BORDEN will enter into good faith negotiations with respect to the expansion of the AGTI Field of Use to such additional uses or applications.

AGTI shall pay to BORDEN a royalty based on five percent (5%) of all Revenue received by AGTI in the AGTI Field of Use. For purposes of this MOU, Revenue includes the net sale price received by AGI for any products after deducting any returns, allowances, taxes or transportation, and all royalties and fees received by AGTI from the granting of any licenses. The royalty shall apply for a period of ten years after first commercialization by AGTI in the AGTI Field of Use (the "Royalty Period") after which the royalty shall be deemed fully paid up. All such payments made by AGTI to BORDEN will be due and payable annually, simultaneously with the delivery of an annual report that AGTI shall furnish to BORDEN within thirty (30) days following the end of each fiscal year setting forth the Revenues received by AGTI in the AGTI Field of Use during that year.

During the Royalty Period and for one year after the expiration or termination of the Royalty Period, AGTI shall keep full and accurate books of account sufficient to record its Revenue. During the term of the Royalty Period and for one year thereafter, BORDEN, upon twenty (20) calendar days prior written notice, shall have the right, at its own expense and at reasonable times during business hours, to have the aforesaid records of AGTI examined by a duly accredited independent public accountant for the sole purpose of, and only to the extent necessary for, verifying AGTI's Revenues. Such audits shall be permitted no more than once each calendar year and said accountants shall hold information learned in the course of any and all audits hereunder in strictest confidence except to the extent necessary for BORDEN to enforce its rights under this MOU.



***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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AGTI  agrees it will not  disclose to any third  party,  without  prior  written consent of BORDEN, any invention or discovery made under or relating to the BORDEN Owned Technology and this MOU or any proprietary or confidential information acquired from BORDEN under this MOU, including trade secrets, business plans and confidential or other information which may be proprietary to BORDEN, all of which shall be subject to the Non-disclosure Agreement described in Section 7 hereof.

9.0      STANDARD OF CARE.

AGTI shall perform its services in a good and workmanlike manner and otherwise in accordance with the generally accepted standard of care applicable to the performance of similar services. If the performance of any service does not conform to such standard of care, then AGTI shall promptly re-perform the service.

AGTI shall assign to the performance of its services individuals that AGTI determines are sufficiently experienced and skilled and reasonably necessary to permit AGTI to perform the services. AGTI shall control the day-to-day activities of such individuals and otherwise ensure that no such individual is deemed to be an employee of BORDEN for any purpose.

AGTI will not knowingly create Work Product in any manner in which it or its intended use infringes the patent or property rights of third parties.

10.0     LOANED EQUIPMENT.

BORDEN shall loan to AGTI, and AGTI shall borrow from BORDEN, the Loaned Equipment. The initial Loaned Equipment, if any, is set forth on the Loaned Equipment Schedule attached. If BORDEN delivers to AGTI, on a loan basis, any other assembly or test equipment, then the Loaned Equipment Schedule shall automatically be amended to include the equipment, and BORDEN shall promptly deliver to AGTI a copy of the amended Schedule. All equipment loaned to AGTI, as identified in the Loaned Equipment Schedule, will be fully insured by BORDEN. AGTI shall maintain the Loaned Equipment and upon the termination of this MOU shall return the Loaned Equipment to BORDEN in good order and condition, reasonable wear and tear excepted.

11.0     LEGAL PROCEEDINGS.

Any controversy or claim arising between the parties with respect to disputes relating to this MOU shall be resolved by binding arbitration. This agreement to arbitrate shall continue in force and effect despite the rescission or termination of this MOU. All arbitration shall be undertaken pursuant to the Federal Arbitration act, and the decision of the arbitrator(s) shall be enforceable in any court of competent jurisdiction. The parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge or jury. The arbitrator(s) shall apply the law of Texas and the arbitration shall be held in or within twenty-five (25) miles of Dallas, Texas, as determined by the parties, or if they do not agree, by the arbitrator(s).

(a) Any party may demand arbitration by sending written notice to the other party. The arbitration and the selection of the arbitrator(s) shall be conducted in accordance with such rules



***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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                  as may be agreed upon by the parties,  or,  failing  agreement within 30 days after arbitration is demanded, under the Commercial Arbitration Rules of the American Arbitration Association, as such rules may be modified by this MOU. In any dispute, which involves more than $100,000 in damages, three arbitrators shall be used.

(b) The costs of arbitration, but not the costs and expenses of the parties, shall be shared equally by the parties. If a party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other party is entitled to costs, including reasonable attorney's fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the parties and the arbitrator(s) shall maintain as confidential all information or documents obtained during the arbitration process, including resolution of the dispute.

(c) Notwithstanding the above, the parties recognize that either party may desire to seek emergency, provisional, or summary relief (including temporary injunctive relief) to enforce the provisions of this MOU relating to protection of confidential information or other restrictions. Either party may seek such relief, provided, however, that, immediately following the issuance of any emergency, provisional, temporary injunctive or summary relief, any judicial proceedings shall be stayed
                  (and each party shall consent to such stay) pending arbitration of all underlying claims between the parties.

12.0     EXPORT REGULATIONS.

AGTI acknowledges its obligations to control access to technical data under the U.S. Export Laws and Regulations and agrees to adhere to such laws and regulations with regard to any technical data received or developed under this MOU.

13.0     ADHERENCE TO LAWS.

AGTI agrees that in carrying out its duties and responsibilities under this MOU, it will neither undertake nor cause, nor permit to be undertaken, any activity which either (i) is illegal under any laws, decrees, rules, or regulations in effect in either the United States or any other country in which BORDEN has a business interest; or (ii) would have the effect of causing BORDEN to be in violation of any laws, decrees, rules, or regulations in effect in either the United States or any other country in which BORDEN has a business interest.

AGTI agrees to notify BORDEN immediately of any extortive solicitation, demand, or other request for anything of value, by or on behalf of any entity or individual, relating to the subject matter of this MOU.

14.0     PUBLICITY.

Except as otherwise required by applicable law or Security and Exchange Commission rules, neither party shall issue or cause the issuance of any press release or other publication of the existence of this MOU or the transactions



***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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contemplated  hereby,  without the prior consent of the other party.  Border and
AGTI agree that this consent will not be unreasonably withheld.

15.0     RELATIONSHIP OF THE PARTIES.

AGTI shall perform its obligations under this MOU as an independent contractor of BORDEN. Nothing contained in this MOU is intended or shall be construed to create any partnership, joint venture or agency relationship between the parties. Nothing contained in this MOU is intended or shall be construed to confer upon or give any person or entity other than the parties any rights under or by reason of this MOU.

16.0     INDEMNIFICATION.

AGTI shall defend, indemnify and hold harmless BORDEN and its officers, directors, employees, agents, parent, subsidiaries and other affiliates, from and against any and all damages, costs, liability, and expense whatsoever (including attorneys' fees and related disbursements) incurred by reason of (a) any failure by AGTI to perform any covenant or agreement of AGTI set forth herein; (b) injury to or death of any person or any damage to or loss of property which is due to the negligence and/or willful acts of AGTI; or (c) any breach by AGTI of any representation, warranty, covenant or agreement under this MOU. BORDEN shall have the right to offset against any fees or commissions due AGTI under this MOU the amount of any indemnity to which BORDEN is entitled under this Section 16 for any damage, cost, liability, expense, fee or other disbursement, incurred by BORDEN pursuant to this Section 16.

17.0     MISCELLANEOUS

         17.1. COOPERATION. AGTI agrees that at any time and from time to time, upon the request of BORDEN, to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may be required to effect any of the transactions contemplated by this MOU.

         17.2. AMENDMENTS. This MOU replaces and supersedes all prior agreements, and any other agreements relating to the subject matter hereof, between the parties to this MOU. No alteration, modification, amendment or other change of this MOU shall be binding on the parties unless in writing, approved and executed by AGTI and an authorized executive officer of BORDEN whether by operation of law or otherwise.

         17.3. ASSIGNMENT. This MOU is not assignable by AGTI, whether by operation of law or otherwise, and all obligations of BORDEN hereunder, other than the obligation to pay previously entitled compensation, shall terminate automatically upon the termination of this MOU.

         17.4. NOTICES. Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed to have been fully given or made upon the first to occur of the date actually delivered or the expiration of five (5) days after



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                  being mailed by United States  registered  or certified  mail, postage prepaid, to the following addresses or such other addresses as the parties may provide in writing to the other from time to time:

         If to BORDEN:

                           ====================
                           ====================
                           --------------------

         If to AGTI:

                           Mr. Michael L. Sheriff t CEO AirGATE Technologies, Inc. 100 Allentown Parkway
                           Suite 110
                           Allen, TX  75002

         17.5. GOVERNING LAW. This MOU shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas, excluding conflicts of laws principles.

         17.6. INVALIDITY. The terms of this MOU shall be severable so that if any term, clause, or provision hereof shall be deemed invalid or unenforceable for any reason by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remaining terms, clauses and provisions hereof, the parties intending that if any such, term, clause or provision were held to be invalid prior to the execution hereof, they would have executed an agreement containing the remaining terms, clauses and provisions of this MOU.

         17.7. WAIVER OF BREACH. The waiver by either party hereto of any breach of the terms and conditions hereof will not be considered a modification of any provision, nor shall such a waiver act to bar the enforcement of any subsequent breach.

         17.8.    BACKGROUND,   ENUMERATIONS  AND  HEADINGS.  The  "Background,"
                  enumerations and headings contained in this MOU are for convenience of reference only and are not intended to have any substantive significance in interpreting this MOU.

         17.9. COMPANY PROPERTY. All BORDEN property in the possession or control of AGTI including, but not limited to, specifications, documentation, manuals, tools, and programs will be returned by AGTI to BORDEN on demand, or at the termination of this MOU, whichever shall come first.

         17.10. WARRANTY. As an inducement for BORDEN to enter into this MOU, AGTI represents and warrants to BORDEN that all services, work and deliverables to be performed hereunder shall be performed



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                  by  AGTI  in  a  professional  and  workmanlike   manner,   in
                  accordance with the highest industry standards. AGTI shall, and shall cause each of its subcontractors to, comply with all industry standards applicable to the Work Product

         17.11. SUCCESSORS AND ASSIGNS. This MOU shall inure to the benefit of and be binding upon the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this MOU effective the date first written above.

AirGATE Technologies, Inc.         BORDEN Chemical, Inc.

By:___________________________     By:_________________________

Name:_________________________     Name:_______________________

Title:________________________     Title:______________________

Date:_________________________     Date:_______________________























***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.




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